UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2019

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

Delaware	000-14703	16-1268674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

52 South Broad Street
Norwich, New York 13815
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (607) 337-2265

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NBTB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of John Moran as Chief Financial Officer

On November 12, 2019, NBT Bancorp Inc. (the “Company”) announced that John Moran was appointed Executive Vice President and Chief Financial Officer.

Mr. Moran, age 43, previously worked for Old National Bancorp, Inc. where he served as Director, Corporate Development and Strategy, since 2017. Prior to that, Mr. Moran served as Senior Equity Analyst and Head of the Denver Office of Macquarie Capital (USA), Inc. from 2010-2017. Mr. Moran received a Bachelor of Arts degree and a Master of Business Administration degree from Rutgers University and a Master of Science in Real Estate Development from Columbia University.

Mr. Moran’s annual base salary will be $415,000 and will be increased by 6% effective January 1, 2021. Mr. Moran’s base salary is subject to annual review beginning on January 1, 2021. In connection with his appointment, Mr. Moran is eligible to receive (i) an annual cash bonus, with a target cash bonus opportunity equal to 42.3% of his then current base salary, (ii) a cash bonus for 2019 of $200,000, (iii) ongoing equity incentive awards, (iv) a sign-on cash bonus of $25,000, and (v) 2,500 restricted stock units.  In addition, the Company has agreed to reimburse Mr. Moran’s relocation expenses and will provide Mr. Moran with a temporary housing allowance of up to $30,000.

The Company expects to enter into an employment agreement with Mr. Moran setting forth the foregoing terms of his employment as well as his right to severance payments and/or benefits upon his termination of employment.

Appointment of Annette Burns as Chief Accounting Officer

On November 12, 2019, the Company announced that Annette Burns was appointed Chief Accounting Officer.

Ms. Burns, age 47, has been the Senior Corporate Controller of the Company since June of this year. Prior to that, Ms. Burns served as Corporate Controller with the Company since September 2013. A Certified Public Accountant, Ms. Burns has nearly 25 years of experience in accounting and finance including over 18 years in the banking industry. Ms. Burns earned her bachelor’s degree in business administration degree from St. Bonaventure University.

Resignation of Michael J. Chewens as Chief Financial Officer

On November 5, 2019, Michael J. Chewens, Senior Executive Vice President and Chief Financial Officer of the Company, notified the Company of his resignation from any and all positions held as an officer of the Company effective November 11, 2019 and his retirement from employment effective March 31, 2020. Mr. Chewens previously notified the Company of his resignation effective December 31, 2019.

In connection with Mr. Chewens resignation and retirement, on November 5, 2019, the Company and Mr. Chewens entered into an amendment (the “Amendment”) to that certain Transition and Retirement Agreement, dated May 2, 2019, by and between the Company and Mr. Chewens (the “Retirement Agreement”). The Amendment amends the terms of the Retirement Agreement to provide that from the date of the Amendment through the effective date of his retirement (the “Transition Period”), Mr. Chewens will remain an employee of the Company (i) in his current role and title through the effective date of his resignation, and (ii) in a transitioning role from November 12, 2019 through the effective date of his retirement. All other terms of the Retirement Agreement remain unchanged.

The foregoing description of the Amendment is a summary and is qualified in its entirety by the terms of such agreement. The Company will file the Amendment as an exhibit to its next Annual Report on Form 10-K as required.

A copy of the press release announcing the appointments of Mr. Moran and Ms. Burns is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release of NBT Bancorp Inc. dated November 12, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBT BANCORP INC.

Date: November 12, 2019	By:	/s/ John H. Watt, Jr.
John H. Watt, Jr.
President and Chief Executive Officer